Exhibit 10.3

SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) made effective as of September 15, 2025 between Edward Schafer (“ES”) and Bion Environmental Inc. (the “Company”).

And whereas ES believes it to be in his best interest and the best interest of the Company and its stockholders to assist in mitigation of dilution by surrendering ownership in the various securities of Bion and all sums owed to ES by the Company.

The Company Agrees to the following:

a)	The issuance of 501,746 shares of common stock of the Company (the “Common Stock”) on the date of January 15,2026 or earlier upon the election of ES;

ES Agrees to the following:

a)	The surrender/cancellation of the 2020 Convertible Obligation Collateral Note with a balance at 9/15/2025 of $101,972.98 (the “Note”),
b)	The surrender/cancellation of 23,934 warrants; each representing the right to acquire one share of common stock;
c)	The surrender/cancellation of 1,215,000 options; each representing the right to acquire one share of Common Stock;

This Agreement is intended to be fully binding when executed.

Edward Schafer	Bion Environmental Technologies, Inc.

By: /s/ Edward Schafer	By: /s/ Stephen Craig Scott
Edward Schafer	Stephen Craig Scott, CEO

Date: 10/3/2025	Date: 10/3/2025